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                                                                    Exhibit 23.1
                                                                   Tiffany & Co.
                                                             Report on Form 10-K

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-82653) and Form S-8 (File Nos. 333-43978, 333-85195, 333-85197, 333-85199, 333-85201, 033-54847,
     333-111258, 333-67723, and 333-67725) of Tiffany & Co. and Subsidiaries of
     our report dated April 4, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 4, 2005 relating to the financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
New York, New York
April 13, 2005